UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2022

Date of Report (Date of earliest event reported)

Commission File Number	Name of Registrant; State or Other Jurisdiction of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-41137	CONSTELLATION ENERGY CORPORATION	87-1210716

(a Pennsylvania corporation) 1310 Point Street Baltimore, Maryland 21231 (610) 765-5959

333-85496	CONSTELLATION ENERGY GENERATION, LLC	23-3064219
(a Pennsylvania limited liability company) 200 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959

Former Name and Address, if Changed Since Last Report
EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CONSTELLATION ENERGY CORPORATION :
Common Stock, without par value	CEG	The Nasdaq Stock Market LLC

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On February 1, 2022, Constellation Energy Generation, LLC (Generation) executed a new revolving credit facility, as described below.

The new credit facility described below replaces the Credit Agreement, dated as of March 23, 2011, as amended, among Generation, as borrower, and JPMorgan Chase Bank, N.A. (JPMCB), as Administrative Agent.

On February 1, 2022, Generation entered into a five-year revolving credit facility with JPMCB, as Administrative Agent, and various financial institutions. This credit facility provides for an aggregate commitment of $3,500,000,000, which may be drawn down in the form of loans and/or letters of credit. The credit facility will be used principally to back up commercial paper issuances at Generation and requirements for letters of credit.

Lending commitments under the credit facility will terminate five years after the effective date, unless extended. The credit facility includes provisions for one-year extensions at the option of Generation and with the consent of the lenders. The credit facility also includes provisions for reduction of the amount of the facility at the option of Generation and provisions for the limited increase of the lenders’ commitments to lend at Generation’s request and with the consent of the lenders.

The credit facility includes covenants generally similar to covenants in existing bank credit facilities for Generation. The credit facility also requires Generation to comply with a consolidated leverage ratio not to exceed 3.50 to 1.00, calculated on the basis of the trailing four fiscal quarters. The consolidated leverage ratio is defined as consolidated indebtedness, divided by consolidated earnings before interest, taxes, amortization, depreciation and amortization. Consolidated indebtedness excludes nonrecourse indebtedness as defined in the credit agreement.

The credit facility also includes events of default generally similar to events of default in the existing bank credit facilities for Generation, including customary events of default for agreements of this type, such as: failure to pay outstanding principal, interest, fees or other amounts due under the credit facilities; cross default to other debt in excess of a specified amount; and the failure to observe or perform covenants.

Section 1 – Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement

On February 1, 2022, Generation executed a new revolving credit facility, as described in Item 1.01, which resulted in the termination of the Credit Agreement, dated as of March 23, 2011, as amended, among Generation, as borrower, JPMCB, as Administrative Agent, and various financial institutions.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from the Current Report on Form 8-K, formatted as Inline XBRL.

* * * * *

This combined Current Report on Form 8-K is being furnished separately by Constellation Energy Corporation (Constellation) and Constellation Energy Generation, LLC (Generation, and together with Constellation, Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.

The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those factors discussed herein as well as the items discussed in the Cautionary Note Regarding Forward-Looking Statements and Risk Factors in Constellation’s Form 10 Registration Statement, as amended.

Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY CORPORATION

/s/ Daniel Eggers
Daniel Eggers
Executive Vice President and Chief Financial Officer
Constellation Energy Corporation

CONSTELLATION ENERGY GENERATION, LLC

/s/ Daniel Eggers
Daniel Eggers
Executive Vice President and Chief Financial Officer
Constellation Energy Generation, LLC

February 3, 2022

EXHIBIT INDEX

Exhibit No.	Description

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from the Current Report on Form 8-K, formatted as Inline XBRL.